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                                                                    EXHIBIT 4.12

          AMENDMENT TO CONTACT CENTER SERVICE, IDENTIFIED AS CN 0988/04

By this private Agreement, entered into by ORBITALL SERVICOS E PROCESSAMENTO DE INFORMACOES COMERCIAIS S.A., current name of ORBITALL SERVICOS E PROCESSAMENTO DE INFORMACOES COMERCIAIS LTDA., a corporation with headquarters in the city of Sao Caetano do Sul, Sao Paulo state, at Rua Manoel Coelho, 600, 1st floor, enrolled with the Ministry of Finance (CNPJ/MF) under number 00.006.878/001-34, hereinafter referred to as ORBITAL, and TNL CONTAX S.A., a corporation located at Rua do Passeio, 48 to 56 - part of, Center, in the Capital of the State of Rio de Janeiro, enrolled with the Ministry of Finance (CNPJ/MF) under number 02.757.614/001-48, hereinafter referred to as PARTNER, represented by their undersigned legal representatives pursuant to their By-laws, mutually agree, as from the date of execution of this Agreement, to change the Clauses and Conditions of the Contact Center Service Agreement, identified as CN 0988/04, entered into on April 01, 2004, hereinafter referred to as AGREEMENT, as follows:

1. ACQUISITION AND GUARANTEE OF THE VOLUME OF TIME SPOKEN - The parties agree to change item 4.1.4 of clause four of the AGREEMENT, as follows:

ORBITALL, or formally appointed third parties, shall prepare and submit to PARTNER the monthly planning of the volume of time spoken (number of calls times the average time of service) 75 ( seventy five) days before the first day of the month of the service rendering.

The planning communicated within 75 days may be reviewed in up to 45 (forty five) days before the first day of the month of the service rendering and the revised volume may be up to 10% greater or 10% inferior to the volume originally communicated.


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When the planned volume is not informed with 75 days precedence, the volume presented in the previous month will be considered valid. When the volume is not revised within 45 days, the volume presented within 75 days will be considered valid.

In those cases in which the monthly time spoken of a given center is inferior to 90% (ninety percent) of the monthly volume informed within 45 days, PARTNER shall, for the purpose of invoicing, consider 90% (ninety percent) of the monthly volume informed, for the purpose of minimum invoicing guarantee for said center.

If the volume fulfilled by a given center is inferior to 90% of the planned volume during 3 (three) consecutive months, ORBITALL shall pay PARTNER a penalty calculated as follows: anticipated invoicing for the month for the related center multiplied by (90% - moving average of the last 3 months of the volume fulfilled divided by the planned volume). This penalty is limited to 3% of the value of the month's invoicing of the respective center.

The payment of the minimum guarantee of the volume of time spoken by ORBITALL is contingent to the fulfillment by PARTNER of the agreed upon TSFs, other than situations in which the loss of TSFs has been caused by unavailability of the infrastructure made available by ORBITALL or as expressly decided by ORBITALL.

If the volume fulfilled in the month is 10% greater than the volume planned by ORBITALL, PARTNER shall be exempt from paying the fine for non-fulfillment of the agreed-upon TSF levels. Notwithstanding the aforementioned exemption from paying the fine, PARTNER shall make every effort to fulfill the applicable TSFs Level agreements.


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2. SERVICE LEVEL - The parties agree to change sub-line "iv" of item 12.1 of
Clause Twelve of the agreement hereby amended, which will enter in force with the following wording:

"The financial penalties due to non fulfillment of the applicable service levels shall not exceed 15% (fifteen percent) of the value of the monthly invoice corresponding to the month in which the event occurred."

3. ESTABLISHMENT OF DAILY SERVICE LEVEL AGREEMENTS - The parties hereby establish that for each average monthly TSF, a corresponding minimum daily TSF shall be followed, as shown in the chart below:

Monthly TSF   Minimum Daily TSF
-----------   -----------------
  85%-20"          60%-20"
  90%-30"          70%-30"
  70%-30"          60%-30"
  90%-20"          70%-20"
  65%-20"          55%-20"

The commitment to the daily TSF Service Level shall be observed so long as the fulfilled time spoken does not exceed 5% (five percent) of the planned daily time spoken for the 3 (three) days of greatest activity (DMMs) and does not exceed 10% (ten percent) of the daily planned volume for the remaining days of the month.

The parties establish that if the conditions above are not fulfilled, PARTNER shall pay ORBITALL, as a penalty, the value equivalent to the quantity of time spoken fulfilled that differs from the agreed-upon TSF, plus 25%.

The fulfillment of the daily TSFs does not release PARTNER from fulfilling the monthly TSFs, neither exempts PARTNER of the related fines.


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4. BASE DATE FOR PRICE ADJUSTMENT - The parties agree to change the base date for price adjustments of the products and services under the Agreement, to the month of January.

5. ADJUSTMENT COMPOSITION - The parties agree to replace paragraphs 2, 3 and 4 of item 1.6 of Annex III of the agreement as follows:

"The annual price adjustment percentage shall be calculated as follows: 25% (twenty five percent) times the variation of the IGPM-FGV (*) from January to December of the previous year + 75% (seventy five percent) times the Labor Cost Variation (**)."

(*) General Market Price Index - IGPM, published by Getulio Vargas Foundation - FGV. In the event of suspension, extinction and/or prohibition of using the IGPM-FGV as the price adjustment index, the parties elect, as substitute, the index that officially substitutes it or, in the event of such index not being determined, the one that best reflects the maintenance of the economic-financial balance of this contractual adjustment, as agreed by the Parties.

(**) Labor Cost Variation: refers to the percentage of the category's collective labor agreement or bilateral agreement between the PARTNER and the trade union, agreed in January of the year of adjustment. The consideration of other amounts negotiated between the PARTNER and its employees for the purpose of adjusting the prices paid by ORBITALL shall be negotiated separately.

The price review to be made in January 2007 shall consider the percentage equivalent to the period from April to December 2006.


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6. TERM OF THE AGREEMENT - the agreement hereby amended shall be effective until
April 1, 2009, and can be extended so long as agreed by the parties.

7. TERMINATION OF THE AGREEMENT - The parties agree to change sub-item "a" of item 9.2 of Clause Nine of the agreement hereby amended, which will enter in force with the following wording:

(This agreement may be terminated in the following hypotheses:)

(a) without cause by either of the parties, with 60 (sixty) days prior notice and payment of fine by the denouncing party. The value of the fine is 1/6 (one sixth) of the estimated invoicing for the period between the date of the effective rescission and the date of termination of the agreement. The estimated invoicing shall be calculated based on the average monthly invoicing accrued in the 3 (three) months prior to the termination date. The minimum value of this fine is equal to 1 (one) month's invoicing.

8. INDEMNITY FOR DAMAGES AND LOSSES - The parties agree to change sub-item "d" of item 5.1 of Clause Five of the agreement hereby amended, which will enter in force with the following wording:

"Promptly indemnify damages and losses caused, especially frauds and civil suits caused by service failures, so long as duly proven to be caused by the PARTNER, his employees or any other people under his responsibility, and so long as previously approved by the "FRAUDS AND CIVIL SUIT COMMITTEE", formed by legal representatives of both parties, the corresponding amount to be reimbursed being limited to 30% (thirty percent) of the value of the monthly invoice corresponding to the month in which the event occurred."


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9. EXCLUSIVENESS OF SERVICES RENDERED - During the term of the amended agreement, ORBITALL shall preserve the exclusiveness of the rendering of the contact center inbound services supplied by CONTAX for Itaucard and Credicard Itau operations, and shall not hire any other company to supply any type of contact center-related services.

The parties hereby agree that the penalty for non-fulfillment of the provision set forth in the previous paragraph shall be calculated in the same way as the penalty for contractual rescission.

10. INFRASTRUCTURE AVAILABILITY - (SYSTEMS, HARDWARE AND TELECOMMUNICATIONS) - The parties agree to add to item 6.1 of Clause Six, as well as item 4 of Annex VII - Services Operational Agreements the item below:

Both parties shall provide on a monthly basis the systems, hardware and links necessary for the full operation of the call centers, subject to the application of the following penalties to the responsible party in the event of unavailability:

% time of infrastructure      Financial Penalty: % of the
     unavailability        planned spoken time for the period
------------------------   ----------------------------------
        1% to 2%                          10%
       2.1% to 3%                         20%
       3.1% to 5%                         50%
      5.1% to 100%                       100%

11. RATIFICATION OF CLAUSES - The remaining contractual clauses that were not the subject matter of this agreement shall remain effective and unchanged, and are entirely ratified by the parties.


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12. REPRESENTATION OF THE PARTIES - The parties declare, subject to the penalties of the Law, that the undersigned names in this agreement are their legal attorneys-in-fact/representatives, duly constituted by their respective by-laws, with powers to take on the obligations agreed upon herein.

In witness whereof the parties hereto have set their hands to two (2) copies of equal wording and form in the presence of the witnesses below.

Sao Paulo, December 29, 2006

1.07.3 Maria Norma U. Pietro            1.07.3 Rooney Sine


             [signature]                               [signature]
--------------------------------------------------------------------------------
         ORBITALL SERVICOS E PROCESSAMENTO DE INFORMACOES COMERCIAIS S/A


             [signature]                               [signature]
--------------------------------------------------------------------------------
TNL CONTAX S/A

Witnesses:


1.             [signature]
   ----------------------------------
Name: Marcus Vinicius Avila de Matos
Identity Card number - RG: 203,83109-3
Individual Taxpayer's registration - CPF: 100.077.068-04


2.             [signature]
   ----------------------------------
Name: Maria Conceicao Henrique
Identity Card number - RG: 18.462.419-8
Individual Taxpayer's registration - CPF: 076.153.758-94


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